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                                                                       EXHIBIT r

                                 CODE OF ETHICS

                              FOR ACCESS PERSONS OF
                  BRANTLEY MEZZANINE CAPITAL CORP. ("COMPANY")
                                       AND
                 BRANTLEY CAPITAL MANAGEMENT, L.L.C. ("ADVISER")

                           EFFECTIVE FEBRUARY 19, 2004

PURPOSE

         QUESTION:  WHAT IS THE PURPOSE OF THIS CODE OF ETHICS?

         ANSWER: The purpose of this Code of Ethics is to address potential conflicts of interest that may arise when certain persons affiliated with the Company or the Adviser trade for accounts in which they have a Beneficial Ownership interest. This Code will regulate personal investment activities of Access Persons and will require periodic reporting related to such investment activities. Capitalized terms used in this Code have special meanings defined below.

GENERAL

         QUESTION:  WHO IS REQUIRED TO FOLLOW THIS CODE OF ETHICS?

         ANSWER: Directors, officers and Advisory Persons of the Company or the Adviser ("Access Persons") are required to follow this Code of Ethics. However, directors who are not "interested persons" of the Company under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") ("Disinterested Directors"), are only required to follow certain provisions of this Code, because they generally do not have access to information regarding the Company's investment decisions.

         For purposes of this Code, an "Advisory Person" includes:

         o any employee of the Company or the Adviser (or of any company in a Control relationship to the Company or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security by the Company or whose functions relate to the making of any recommendation with respect to those purchases or sales, or

         o any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a Security by the Company.

         Generally, "Control" means the power to exercise a controlling influence, which is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power (e.g., the ability to exercise power). Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity is presumed to control that


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entity. In interpreting "Control," the Compliance Officer will interpret the term as defined in Section 2(a)(9) of the 1940 Act.

         As part of the duties of the Compliance Officer, such Compliance Officer will maintain a list of all Access Persons (see Appendix 7) and will notify such Access Persons of their obligations under the Code.

         QUESTION:  WHAT DOES THIS CODE OF ETHICS GENERALLY REQUIRE?

         ANSWER: This Code of Ethics requires Access Persons to follow certain general fiduciary principles, as well as certain specific rules, such as prohibitions against certain securities transactions, reporting of securities transactions and holdings on a periodic basis and preclearance of securities transactions.

         QUESTIONS: WHAT GENERAL FIDUCIARY PRINCIPLES GOVERN THE SECURITIES TRANSACTIONS OF ACCESS PERSONS?

         ANSWER: All Access Persons (including Disinterested Directors) are required to:

               o Place the interests of Company shareholders above all others at all times,

               o Conduct all personal securities transactions consistent with this Code and in a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and

               o    Not take inappropriate advantage of their positions.

ADMINISTRATION

         QUESTION:  WHO ADMINISTERS THIS CODE OF ETHICS?

         ANSWER: The Compliance Officer administers this Code of Ethics. The Compliance Officer is Tab A. Keplinger. In the absence of Tab A. Keplinger, Jeffrey D. Kadlic will act as Compliance Officer. However, with respect to Tab
A. Keplinger, the Compliance Officer is Jeffrey D. Kadlic.

         QUESTION:  WHAT DOES THE COMPLIANCE OFFICER DO?

         ANSWER:  The Compliance Officer is responsible for:

               o    Monitoring Access Persons' securities transactions,

               o    Maintaining a list of all Access Persons (see Appendix 7),

               o Notifying all Access Persons of their reporting obligations under the Code,

               o Reviewing all securities transaction and holding reports submitted by Access Persons, and



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               o    Maintaining lists of Securities under active consideration for purchase and sale by the Adviser for any of its clients, including the Company ("Buy List" and "Monitor List," respectively).

SECURITIES TRANSACTIONS COVERED

         QUESTION: WHAT KINDS OF SECURITIES TRANSACTIONS ARE GENERALLY COVERED BY THIS CODE OF ETHICS?

         ANSWER: This Code of Ethics generally applies to all Securities transactions in which an Access Person has a direct or indirect Beneficial Ownership interest.

         QUESTION:  WHAT IS A "SECURITY" FOR PURPOSES OF THIS CODE OF ETHICS?

         ANSWER: For purposes of this Code, "Security" or "Securities" has the meaning given this term in Section 2(a)(36) of the 1940 Act and includes:

               o    common stocks,

               o    preferred stocks,

               o    debt securities,

               o    options, and warrants and rights to purchase Securities,

               o trust certificates, depositary receipts (including ADRs) or other certificates of interest or participation in any Securities,

               o shares of closed-end investment companies (including business development companies),

               o    futures, commodities and Related Securities,

               o    private investments, including oil and gas ventures, and

               o real estate syndicates and other investments which are not publicly traded.

"Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security.

         For purposes of this Code, "Security" or "Securities" does not include:

               o    shares of registered open-end investment companies,

               o    direct obligations of the Government of the United States,

               o    bankers' acceptances,

               o    bank certificates of deposit,

               o    commercial paper, and

               o "high quality short-term debt instruments," including repurchase agreements.



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"High quality short-term debt instruments" are instruments that have a maturity at issuance of less than 366 days and are rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody's or Standard & Poor's.

         QUESTION:  WHAT IS MEANT BY "BENEFICIAL OWNERSHIP" UNDER THIS CODE?

         ANSWER: You generally have Beneficial Ownership of a Security under this Code if you have or share a direct or indirect Pecuniary Interest in any Securities, including through any contract, arrangement, understanding, relationship or otherwise.

"Pecuniary Interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Securities. An indirect Pecuniary Interest includes:

               o Securities held by members of an Access Person's "Immediate Family" sharing the same household (which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships). For example, you would be presumed to have an indirect Pecuniary Interest in Securities held by your minor child who lives with you but not in Securities held by your adult child who does not live with you. You may request that a member of your Immediate Family be excluded from the Code's reach by contacting the Compliance Officer and demonstrating why it would be appropriate. For example, it may be appropriate to exclude your adult uncle who lives with you from the Code's reach.

               o A general partner's proportionate interest in the portfolio Securities held by a general or limited partnership.

               o A person's right to dividends that is separated or separable from the Securities.

               o A trustee's pecuniary interest in Securities holdings of a trust and any pecuniary interest of any Immediate Family member of such trustee (such Pecuniary Interest being to the extent of the beneficiary's pro rata interest in the trust).

               o    A beneficiary of a trust if:

                    (i) the beneficiary shares investment control with the trustee (such Pecuniary Interest being to the extent of the beneficiary's pro rata interest in the trust), or

                    (ii) the beneficiary has investment control with respect to a trust transaction without consultation with the trustee.

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               o    Remainder interests do not create a pecuniary interest
                    unless the person with such interest has the power, directly or indirectly, to exercise or share investment control over the trust.

               o A settlor or grantor of a trust if such person reserves the right to revoke the trust without the consent of another person, unless the settlor or grantor does not exercise or share investment control over the Securities.

         A shareholder shall not be deemed to have a Pecuniary Interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

         Although this list is not exhaustive, you generally would be the beneficial owner of the following:

               o    Securities held in your own name,

               o Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements,

               o Securities held by a bank or broker as a nominee or custodian on your behalf or pledged as collateral for a loan, and

               o Securities owned by a corporation which is directly or indirectly Controlled by, or under common Control with, you.

         If you are uncertain as to whether you beneficially own a Security, you should contact the Compliance Officer. In determining whether you beneficially own a Security, the Compliance Officer will generally interpret "Beneficial Ownership" as it would be interpreted under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.

PROHIBITED SECURITIES TRANSACTIONS

         QUESTION: WHAT SECURITIES TRANSACTIONS DOES THIS CODE OF ETHICS
PROHIBIT?

         ANSWER: The following blackout windows apply to you and may prohibit you from executing Securities transactions except at certain times when the Company is trading or considering trading in Securities:

               o No Access Person may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of the transaction acquires, any Beneficial Ownership interest on any day during which such person knows, or should have known at the time of such transaction, that the Company has a pending "buy" or "sell" order in that same Security on that date until such order is executed or withdrawn.

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               o    No portfolio manager for the Company may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on any day within seven days before or seven days after the day on which the Company has executed or intends to execute a trade in the Security, if such person knows or should have known at the time of the purchase or sale of the Company's trade or intent to trade, unless such person executes the same transaction as the Company (i.e., buy or sell) after execution of the Company's transaction in the Security at the same or worse price as that received by the Company.

         IF YOU ARE AN ACCESS PERSON (BUT NOT A DISINTERESTED DIRECTOR), YOU ALSO ARE SUBJECT TO THE FOLLOWING ADDITIONAL RESTRICTIONS AND:

               o May not acquire any Securities in an initial public offering ("IPO") or in a private placement without prior approval from the Compliance Officer, after consultation with the President of the Company. You may use the form attached to this Code as Appendix 5 to request clearance. In deciding whether to grant your request, the Compliance Officer will consider certain factors, including without limitation, applicable federal securities laws, the likelihood of the Company buying the Security, whether the Security is appropriate for the Company or other clients of the Adviser and why you have the opportunity to acquire the Security. If the Compliance Officer grants approval, the Company is required to maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of these private placement or IPO Securities.

               o May not profit from short-term trading. Accordingly, you may not profit from purchasing and selling, or selling and purchasing, the same, or equivalent, Securities within 60 calendar days unless the Company purchases and sells that Security within 60 calendar days and you comply with the blackout period described above. You will be required to disgorge any profits realized on short-term trades; provided, however, that the Compliance Officer, after consultation with the President of the Company, may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

               o May not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company. This does not apply to seasonal gifts made generally available to all employees at the Adviser's business office or to entertainment provided it is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any questions of impropriety.


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               o    May not serve on the board of directors of any publicly
                    traded company (other than any other business development company managed by the Adviser) without prior authorization from the Company's Board of Directors. The Company's Board of Directors will authorize your board service if it determines that board service would be consistent with the interests of the Company and its shareholders. If the Company's Board of Directors authorizes your board service, you will be isolated from those making investment decisions for the Company with respect to any such publicly traded Company through a "Chinese wall."

SECURITIES TRANSACTIONS NOT PROHIBITED

         QUESTION: ARE THERE ANY SECURITIES TRANSACTIONS NOT PROHIBITED BY THIS CODE OF ETHICS?

         ANSWER: You may engage in the following transactions without violating this Code. However, you are still required to report these transactions as described below.

               o Purchases or sales of Securities which are not eligible for purchase or sale by the Company and which have been pre-cleared by the Compliance Officer (such pre-clearance may be granted from time to time for classes of Securities),

               o Purchases or sales which are non-volitional on the part of either you or the Company,

               o Purchases which are part of an automatic dividend reinvestment plan,

               o Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent these rights were acquired from that issuer, and sales of the rights that were acquired, and

               o Purchases or sales which receive the prior approval of the Compliance Officer, after consultation with the President of the Company, because (i) they are only remotely harmful to the Company, its shareholders and the Adviser's other clients, (ii) they would be very unlikely to affect a highly institutional market, or (iii) they clearly are not related economically to the Securities to be purchased, sold or held by the Company.

REPORTING RULES FOR DISINTERESTED DIRECTORS

         QUESTION: IF I AM A DISINTERESTED DIRECTOR, WHAT REPORTING RULES APPLY TO ME?

         ANSWER: If you are a Disinterested Director, you are required to complete quarterly transaction reports. You are also required to acknowledge receipt of this Code of Ethics and certify annually that you have complied with this Code of Ethics.



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               o    Quarterly Transaction Reports. Within 10 days after the end of each calendar quarter, you are required to provide quarterly transaction reports to the Compliance Officer even if you have no personal Securities transactions to report for the quarter. In these reports, you are required to include information on certain Securities transactions that occurred during that quarter and on certain securities accounts you opened during that quarter.

                    You are required to include details with respect to any of your Securities transactions during that quarter, if at the time of the transaction, you knew or, in the ordinary course of fulfilling your duties as a director of the Company, should have known that during the 15-day period immediately before or after the date of your transaction, the Company purchased or sold the Security, or the Company or the Adviser was considering purchasing or selling the Security.

                    Specifically, the following information must be reported with respect to any transaction during the quarter in a Security in which you had any direct or indirect Beneficial
                    Ownership:

                         o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),

                         o The price of the Security at which the transaction was effected,

                         o The name of the broker, dealer or bank with or through which the transaction was effected, and

                         o    The date that the report is being submitted.

                    In any quarterly transaction report, you may state that the report shall not be construed as an admission that you have any direct or indirect Beneficial Ownership in the security to which the report relates.

                    Note: Appendix 1 is a form of quarterly transaction report you can use to meet these reporting obligations. Please remember that you do not need to report specific transactions unless you knew or should have known the Company was buying or selling a Security within a 15-day window of your trades.

                    You are also required to include details with respect to any securities account opened during that quarter for your direct or indirect benefit (if you have any reportable transactions for the quarter or use the duplicate brokerage statement reporting procedure).

                    Specifically, the following information must be reported with respect to any such account:




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                         o    The name of the broker, dealer or bank where the
                              account was opened,

                         o    The date the account was established, and

                         o    The date the quarterly report is submitted.

               o Acknowledgement of Receipt of Code of Ethics. Shortly after becoming a director, you must sign an acknowledgement, attached to this Code as Appendix 4, to affirm that you have received and will comply with this Code.

               o Compliance with the Code of Ethics. You must certify annually on the form attached to this Code as Appendix 6 that:

                    o You have read and understand this Code and recognize that you are subject to it, and

                    o You have complied with the requirements of this Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

               o Confidentiality. All reports and information received by the Compliance Officer shall be held in strictest confidence (subject to regulatory and fiduciary requirements).

REPORTING RULES FOR ACCESS PERSONS (OTHER THAN DISINTERESTED DIRECTORS)

         QUESTION: IF I AM AN ACCESS PERSON (OTHER THAN A DISINTERESTED DIRECTOR), WHAT REPORTING RULES APPLY TO ME?

         ANSWER: If you are an Access Person (other than a Disinterested Director), you are required to complete the following reports and certifications:

               o Initial Holdings Reports. Within 10 days of becoming an Access Person, you are required to provide the Compliance Officer with an initial holdings report. This report must contain the following information:

                    o The title, number of shares and principal amount of each Security in which you had any direct or indirect Beneficial Ownership when you became an Access Person,

                    o The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit as of the date you became an Access Person, and

                    o    The date that the report is submitted by you.


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                    Note:   Appendix 3 is a form of initial holdings report you
                            can use to meet your reporting obligations.

               o Quarterly Transaction Reports. Within 10 days after the end of a calendar quarter, you are required to provide quarterly transaction reports to the Compliance Officer even if you have no personal securities transactions to report for the quarter.

                    Specifically, the following information must be reported with respect to any transaction during the quarter in a Security in which you had any direct or indirect Beneficial
                    Ownership:

                    o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),

                    o The price of the Security at which the transaction was effected,

                    o The name of the broker, dealer or bank with or through which the transaction was effected, and

                    o    The date that the report is being submitted.

                    Note: Appendix 1 is a form of quarterly transaction report you can use to meet your reporting obligations. Specific transaction information can be omitted if all such information can be found in the duplicate confirmations/periodic statements which must be supplied as discussed below.

                    You are also required to include details with respect to any securities account opened during that quarter for your direct or indirect benefit.

                    Specifically, the following information must be reported with respect to any such account:

                    o The name of the broker, dealer or bank where the account was opened,

                    o    The date the account was established, and

                    o    The date the quarterly report is submitted.

               o Annual Holdings Reports. On an annual basis, you are required to provide an annual holdings report to the Compliance Officer that contains certain information which must be current as of a date no more than 30 days before the report is submitted. This report must contain the following information:


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                    o    The title, number of shares and principal amount of
                         each Security in which you had any direct or indirect Beneficial Ownership,

                    o The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit, and

                    o    The date that the report is submitted by you.

                    Note: Appendix 3 is a form of annual holdings report you
                           can use to meet these reporting obligations.

               o General Rules Applicable to Initial, Quarterly and Annual Reports. You are not required to report any transactions effected for any account over which you have no direct or indirect influence or Control. In addition, in any report you may state that the report shall not be construed as an admission that you have any direct or indirect Beneficial Ownership in the Security to which the report relates.

               o Duplicate Confirmations; Periodic Statements. You are required to direct your brokers, dealers or banks to supply to the Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts in which you have a Beneficial Ownership interest. To request duplicate confirmations or periodic statements from your respective broker, dealer or bank, you may use the form of letter attached to this Code of Ethics as Appendix 2. You are responsible for making sure that your broker does in fact send the Compliance Officer the duplicate confirmations and the duplicate statements. The Compliance Officer will maintain these forms, confirmations and statements in strictest confidence (subject to regulatory and fiduciary requirements).

               o Acknowledgement of Receipt of Code of Ethics. Shortly after becoming an Access Person, you must sign an acknowledgment, attached to this Code as Appendix 4, to affirm that you have received and will comply with this Code.

               o Compliance with the Code of Ethics. You must certify annually on the form attached to this Code as Appendix 6 that:

                    o You have read and understand this Code and recognize that you are subject to it, and

                    o You have complied with the requirements of this Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.



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ADVANCE CLEARANCE



         QUESTION: HOW DO I KNOW IF I CAN ENGAGE IN A SECURITIES TRANSACTION UNDER THIS CODE OF ETHICS?

         ANSWER: Unless you are a Disinterested Director, you are required to obtain advance clearance for all Securities transactions in which you have a Beneficial Ownership interest. Disinterested Directors are not required to obtain advance approval of Securities transactions, except for any purchase or sale of the Company's securities.

         You should submit advance clearance requests in writing to the Compliance Officer. Requests should be submitted in writing no less than three
(3) business days in advance of the planned transaction date. You may use the form attached to this Code as Appendix 5, or any other form approved by the Compliance Officer, to request clearance. The Compliance Officer may approve or disapprove your transactions on the grounds of compliance with this Code or otherwise. The Compliance Officer will only approve an intended transaction after determining that the transaction does not fall within any of the prohibitions in this Code of Ethics. The Compliance Officer will return one copy of the clearance request to you showing approval or disapproval and the Compliance Officer will retain the original.

         If the Compliance Officer authorizes your transaction, that authorization is effective until the earlier of:

         o    its revocation,

         o the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or

         o the time at which you learn that the information in the clearance request is not accurate.

         If you do not place the order for the securities transaction within that period, you must obtain a new advance authorization before you can place the transaction. If the transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless you amend the original order in any way.

VIOLATIONS

         QUESTION: WHAT HAPPENS IF I VIOLATE THIS CODE OF ETHICS?

         ANSWER: Upon discovering your violation of this Code of Ethics, the Board of Directors of the Company (or the Adviser with respect to its Access Persons) may impose those sanctions it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of your employment.


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         QUESTION: HOW WILL THE COMPANY'S BOARD OF DIRECTORS KNOW ABOUT
VIOLATIONS OF THIS CODE OF ETHICS?

         ANSWER: The Compliance Officer, in conjunction with the Company's officers, are required to provide an annual written report to the Company's Board of Directors. This report will:

         o Describe issues that arose during the past year under the Code of Ethics, including, but not limited to:

               (i) information about material violations of the Code and sanctions imposed in response to those material violations,

               (ii) any changes made to the procedures concerning personal investing, and

               (iii) any recommended changes in existing restrictions or procedures based upon the Company's experience under its Code, evolving industry practices, or developments in laws or regulations, and

         o Certify that the Company and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

         The Board of Directors will examine this annual issue and certification report and consider whether it is necessary to amend this Code as a result.

OTHER PROCEDURES OF THE ADVISER

         QUESTION: WHAT EFFECT DOES THIS CODE OF ETHICS HAVE ON THE ADVISER'S OTHER POLICIES AND PROCEDURES?

         ANSWER: Other policies and procedures of the Adviser relating to securities transactions, including, without limitation, policies relating to insider trading and policies or guidelines regarding trading in the Company's securities, will remain in full force and effect and will not be affected by this Code. However, to the extent there are any inconsistencies between this Code and any of these other policies, this Code will control. The Company's Code of Ethics for Principal Officers adopted under the Sarbanes-Oxley Act is separate and distinct from this Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act.

AMENDMENTS

         QUESTION: CAN THIS CODE OF ETHICS BE AMENDED?

         ANSWER: All material amendments to this Code must be in writing and must be approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, as required by the 1940 Act. The Board of Directors must approve a material amendment to this Code within six months of adoption of the material amendment.

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                                                                      APPENDIX 1

                          QUARTERLY TRANSACTION REPORT

           THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF QUARTER END

ACCESS PERSON TRANSACTION RECORD for
                                     -------------------------------------------
                                                          (Name)
                  FOR CALENDAR QUARTER ENDED
                                            ------------------------------------
                                                          (Date)

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE CODE OF ETHICS DATED FEBRUARY ___, 2004.


         ----------------------                      ---------------------------
         (Date)                                      (Access Person's Signature)


                            I. TRANSACTION REPORTING

Check if applicable:       (a) [ ] I had no reportable transactions during this
                                   reporting period because:

                                   [ ] I had no transactions during the quarter;
                                       or

                                   [ ] I am a Disinterested Director and at the
                                       time of any transaction (and 15 days
                                       before and after such transaction), I had no knowledge of any securities being purchased or sold by the Company, that any such purchases or sales were being contemplated by the Company or the Adviser or that any of such securities were on the Buy List or the Monitor List. Also, I have no reason to believe that I should have known of any such transactions.

                           (b) [ ] All transactions required to be reported have
                                   been provided to the Compliance Officer
                                   through duplicate confirmations and
                                   statements or are additionally indicated below.

                           (c) [ ] The reporting of any transaction below shall
                                   not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.


                                  TRANSACTIONS


    Date       Security    Interest    Maturity    # Shares      Principal      Purchase/    Price    Broker
                 Name        Rate        Date       or Par         Amount       Sale/Other             Name
----------   ------------  ---------  ----------  -----------   -----------     ----------   -----  ---------

----------   ------------  ---------  ----------  -----------   -----------     ----------   -----  ---------

----------   ------------  ---------  ----------  -----------   -----------     ----------   -----  ---------

----------   ------------  ---------  ----------  -----------   -----------     ----------   -----  ---------

----------   ------------  ---------  ----------  -----------   -----------     ----------   -----  ---------

----------   ------------  ---------  ----------  -----------   -----------     ----------   -----  ---------

                     (attach additional sheets if necessary)

                              II. ACCOUNT REPORTING

                    SECURITIES ACCOUNTS OPENED DURING QUARTER


         Instruction: The following section must be completed by all Access Persons (other than disinterested directors who need not complete this section if box I(a), on the previous page, is checked).

[ ] I did not open any securities account with any broker, dealer or bank during the quarter; or

[ ] I opened a securities account with a broker, dealer or bank during the quarter as indicated below.


          Date Account                                    Broker, Dealer or Bank
         Was Established                                           Name
         ---------------                                  ----------------------

         ---------------                                  ----------------------

         ---------------                                  ----------------------

         ---------------                                  ----------------------

         ---------------                                  ----------------------

         ---------------                                  ----------------------


--------------------------------------------------------------------------------

   REVIEWED:
            ----------------------------------         -------------------------
                    (Date)                                   (Signature)


         FOLLOW-UP ACTION (if any) (attach additional sheet if required)


               ---------------------------------------------------

--------------------------------------------------------------------------------

                                                                      APPENDIX 2


                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     (Date)

(Broker, Dealer or Bank Name and Address)

         Subject:          Account #
                                     ----------------------------


Dear                      :
     ---------------------

         I am currently affiliated with Brantley Mezzanine Capital Corp., a business development company, and am an access person of such company. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to Brantley Mezzanine Capital Corp. Please address the confirmations and statements directly to:

              Compliance Officer
              [ADDRESS]

         Your cooperation is most appreciated. If you have any questions regarding these requests, please contact [_______________] of Brantley Mezzanine Capital Corp. at [__________________].


                                                         Sincerely,


                                                         (Name of Access Person)


cc:
   --------------------------------

                                                                      APPENDIX 3


                 INITIAL AND ANNUAL PERSONAL SECURITIES HOLDINGS

         THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND THEREAFTER ON AN ANNUAL BASIS.

         In accordance with the Code of Ethics, please provide a list of all securities accounts which you beneficially own.


(1)      Name of Access Person:
                                                                                   --------------------------------

(2)      If different than (1), name of the person
         in whose name the account is held:
                                                                                   --------------------------------

(3)      Relationship of (2) to (1):
                                                                                   --------------------------------

(4)      Broker, dealer or bank at which account is maintained:
                                                                                   --------------------------------

(5)      Account Number:
                                                                                   --------------------------------

(6)      Contact person at broker, dealer or bank and phone number:
                                                                                   --------------------------------

(7) For each account, attach the most recent account statement listing securities in that account. If you beneficially own securities that are not listed in an attached account statement, list them below:


     Name of Security              # Shares                     Principal Amount
     ----------------              --------                     ----------------
1.
  ------------------------------------------------------------------------------

2.
  ------------------------------------------------------------------------------

3.
  ------------------------------------------------------------------------------

4.
    ----------------------------------------------------------------------------

5.
    ----------------------------------------------------------------------------

                      (ATTACH SEPARATE SHEET IF NECESSARY)


Check if applicable: [ ] The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

                     [ ] I do not own any securities.

         I certify that this form and the attached statements (if any) constitute all of the securities which I beneficially own, including those held in accounts of my immediate family residing in my household.

                                                      --------------------------
                                                      Access Person Signature

Dated:
         --------------------------                   --------------------------
                                                      Print Name


--------------------------------------------------------------------------------

         REVIEWED:
                   ---------------------              --------------------------
                         (Date)                              (Signature)

         FOLLOW-UP ACTION (if any) (attach additional sheet if required)


               ---------------------------------------------------

--------------------------------------------------------------------------------

                                                                      APPENDIX 4


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


         I acknowledge that I have received the Code of Ethics dated February ____, 2004 and represent:

         1. In accordance with the Code of Ethics, I will report all securities transactions in which I have a beneficial interest.

         2.    I will comply with the Code of Ethics in all other respects.



                                                      --------------------------
                                                      Access Person Signature



                                                      --------------------------
                                                      Print Name


         Dated:
                  --------------------------

                                                                      APPENDIX 5


                ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST

BACKGROUND:

         The Code of Ethics requires advance clearance for all securities transactions in which an Access Person (other than a disinterested director) has a beneficial ownership interest. Please submit this form no less than three (3) business days in advance of the planned transaction.

CLEARANCE/REVIEW REQUEST: (form should also be used also to record trading where clearance is not required, so as to document non-clearance requirement)

     1.  Name of Access Person:

     2.  If different than (1), name of person
         in whose account the trade will occur:
                                                              ------------------
     3.  Relationship of (2) to (1):
                                                              ------------------

     4.  Name of Security:
                                                              ------------------

     5.  Maximum number of shares or units to
         be purchased or sold or amount of bond:
                                                              ------------------

     6.  Check if applicable:    PURCHASE     ____   MARKET ORDER      ____

                                 SALE         ____   LIMIT ORDER       ____     (Limit Order Price:               )
                                                                                                   ---------------


TO:  COMPLIANCE OFFICER     FROM:           DATE:   /   /      TIME:
                                 ---------       -----------          ----------


         I (or the account in which I have a beneficial ownership interest) intend to purchase/sell the above-named Security (on date if other than above:
   /   /   ).
------------


         I confirm that to the best of my knowledge, the proposed transaction is in compliance with the Code of Ethics including, without limitation, the 60 calendar day short-term trading rules as more fully described in the Code of Ethics.

                              ACCESS PERSON SIGNATURE:
                                                      --------------------------

                              DATE:
                                   ---------------------------------------------




COMPLIANCE OFFICER SIGNATURE AND DATE:
                                      ------------------------------------------



Original to Compliance Officer
Copy to Access Person

                                                                      APPENDIX 6


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS


         I certify that during the past year:

         1. In accordance with the Code of Ethics, I have reported all reportable securities transactions in which I have a beneficial interest.

         2.   I have complied with the Code of Ethics in all other respects.



                                                      --------------------------
                                                      Access Person Signature



                                                      --------------------------
                                                      Print Name


         Dated:
                  --------------------------

                                                                      APPENDIX 7


                        BRANTLEY MEZZANINE CAPITAL CORP.
                                       AND
                       BRANTLEY CAPITAL MANAGEMENT, L.L.C.


                             List of Access Persons
                             ----------------------

Name                               Status           Date Added/Deleted from List
----                               ------           ----------------------------

